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                                                                   EXHIBIT j


                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Tax-Exempt Funds:

We consent to the use of our reports on AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund, AIM Tax-Exempt Bond Fund of Connecticut, and AIM High Income Municipal Bond Fund (series portfolios of AIM Tax-Exempt Funds) dated May 1, 2000 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP


Houston, Texas
July 26, 2000